EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                  State or other jurisdiction of
Name of subsidiary                                incorporation or organization
------------------                                -----------------------------

LifeUSA Insurance Company                         Minnesota

LifeUSA Securities, Inc.                          Minnesota

LifeUSA Marketing, Inc.                           Minnesota

LTCAmerica Holding, Inc.                          Minnesota

Tax Planning Seminars                             New Jersey